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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 27, 2005


                                SPIRE CORPORATION
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             (Exact name of registrant as specified in its charter)


       Massachusetts                  0-12742                 04-2457335
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(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)          Identification Number)



 One Patriots Park, Bedford, Massachusetts                  01730-2396
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 (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: 781-275-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     As previously disclosed, on April 27, 2005, Spire Corporation (the "Company") received a Determination Letter from the Nasdaq Staff indicating that the Company was no longer in compliance with the $10,000,000 minimum stockholders' equity requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(3)(the "Rule"). The Nasdaq Staff requested that the Company provide a plan to achieve and sustain compliance with Nasdaq listing standards. On May 12, 2005, the Company presented such a plan to the Nasdaq Staff. On May 24, 2005, the Nasdaq Staff requested additional information from the Company regarding certain projected nonrecurring license sales that were expected to occur during the second quarter of 2005. On June 3, 2005, the Company submitted a revised plan to achieve compliance with the Rule incorporating the subject license sales. On June 6, 2005, the Company received a letter from the Nasdaq Staff stating that the Company provided a definitive plan evidencing its ability to achieve and sustain compliance with the Rule, and as such, granted the Company an extension of time to achieve compliance. The terms of the extension require the Company to file a Form 8-K on or before August 5, 2005 including:

     1. A disclosure of Nasdaq Staff's deficiency letter and specific deficiencies cited;

     2. A description of the completed transaction or event that enabled the Company to satisfy the stockholders' equity requirement for continued listing;

     3. An affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders' equity requirement based upon the specific transaction or event referenced in Step 2; and

     4. A disclosure stating that the Nasdaq will continue to monitor the Company's ongoing compliance with the stockholders' equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

     The Company completed the following transactions during the second quarter ended June 30, 2005:

     1. On June 16, 2005, the Company received its final $3,000,000 payment from the October 2002 sale of its exclusive hemodialysis split-tip catheter license to Bard Access Systems. This payment has been recorded as a $3 million gain on sale of a license.

     2. On June 27, 2005, the Company received JPY 400,000,000 (approximately $3.6 million) from the sale of a license to its solar technology to a Japanese partner. The Company expects to record a gain from the sale of this license during the quarter ended June 30, 2005.

     As a result of the above noted transactions, the Company believes that it has regained compliance with the Rule as of June 30, 2005.

     Nasdaq will continue to monitor the Company's ongoing compliance with the Rule. If the Company fails to evidence compliance with the Rule upon filing its next periodic report with the SEC, the Company may be subject to delisting. If the Company were to receive a written notification of delisting from Nasdaq, it could appeal the decision to a Nasdaq Listing Qualifications Panel. If such an appeal were unsuccessful, the Company could apply to list the Company's common stock on the Nasdaq SmallCap Market.

     Although the Company believes it has regained compliance with the Rule as of June 30, 2005, in order to avoid future listing problems with respect to the Nasdaq National Market, the Company may still decide to apply to transfer the listing of its common stock to the Nasdaq SmallCap Market.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SPIRE CORPORATION


Date:  August 5, 2005                  By:  /s/ Roger G. Little
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                                           Roger G. Little
                                           President, Chief Executive Officer
                                           and Chairman of the Board























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